UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2009

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 8, 2009, Xerium Technologies, Inc. issued a press release announcing that the Company was notified by the New York Stock Exchange (“NYSE”) that it regained compliance with the NYSE’s continued listing criterion of a minimum share price of $1.00 over a thirty day trading period. The Company has until June 29, 2010 to regain compliance with the NYSE’s revised $50 million market capitalization and $50 million stockholders’ equity continued listing requirement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.         Description

99.1	Press Release of Xerium Technologies, Inc. dated July 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: July 8, 2009

By:  /s/    David G. Maffucci

        Name:  David G. Maffucci

        Title:    Executive Vice President and

                     Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.         Description

99.1	Press Release of Xerium Technologies, Inc. dated July 8, 2009